Exhibit 15.3
EY CHANGE IN AUDITORS 16F ITEM LETTER
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen

We have read Item 16F. Change in Registrant’s Certifying Accountant on page 168 of Form 20-F dated February 23, 2024 of Sanofi and are in agreement with the statements contained in paragraphs one and four. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young et Autres
Paris-La Défense, France
February 23, 2024